UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2016

BAYLAKE CORP.

(Exact name of registrant as specified in its charter)

Wisconsin	001-16339	39-1268055
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

217 North Fourth Avenue

Sturgeon Bay, Wisconsin 54235

(Address of principal executive offices)

(920) 743-5551

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On April 29, 2016, Baylake Corp. (“Baylake”) completed its previously announced merger (the “Merger”) with Nicolet Bankshares, Inc. (“Nicolet”), pursuant to the terms of Agreement and Plan of Merger, dated September 8, 2015, by and between Nicolet and Baylake (the “Merger Agreement”). At the effective time of the Merger (the “Effective Time”), Baylake merged with and into Nicolet, with Nicolet surviving the Merger. Immediately following the Effective Time, Baylake’s wholly owned subsidiary, Baylake Bank, merged with and into Nicolet’s wholly owned subsidiary, Nicolet National Bank (the “Nicolet Bank”) pursuant to the terms of the Plan of Merger (the “Bank Plan of Merger”) by and between the Bank and Baylake Bank (the “Bank Merger”).

As a result of the Merger, each issued and outstanding share of Baylake common stock (other than Baylake common stock held in treasury by Baylake or held directly or indirectly by Nicolet, which shares were canceled) were exchanged for the right to receive 0.4517 of a share of Nicolet common stock and cash in lieu of any fractional shares.

Subject to the exchange ratio of 0.4517, each restricted stock unit and option granted by Baylake, whether vested or unvested, was adjusted under a Baylake stock plan to be exercisable for Nicolet common stock.

In total, Nicolet issued approximately 4,335,000 shares of its common stock to former Baylake shareholders on April 29, 2016.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note to this Current Report on Form 8-K is incorporated by reference in its entirety.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note to this Current Report on Form 8-K is incorporated by reference in its entirety.

On April 29, 2016, Baylake notified the NASDAQ Capital Market (“NASDAQ”) that, at the Effective Time, each share of Baylake’s common stock, $5.00 par value, issued and outstanding immediately prior to the Effective Time was converted into the right to receive 0.4517 of a share of Nicolet common stock, par value $0.01 per share, and cash in lieu of any fractional shares. Baylake requested that NASDAQ file a notification of removal from listing on Form 25 with the Securities and Exchange Commission to delist Baylake’s shares of common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. Accordingly, trading of Baylake’s common stock on NASDAQ was suspended prior to the opening of trading on May 2, 2016.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note to this Current Report on Form 8-K is incorporated by reference in its entirety.

At the Effective Time, pursuant to the terms of the Merger Agreement, each outstanding share of Baylake common stock (other than Baylake common stock held in treasury by Baylake or held directly or indirectly by Nicolet, which shares were canceled) were exchanged for the right to receive 0.4517 of a share of Nicolet common stock and cash in lieu of any fractional shares. At the Effective Time, holders of Baylake common stock immediately prior to the Effective Time ceased to have any rights as shareholders of Baylake other than the right to receive 0.4517 of a share of Nicolet common stock for each share of Baylake common stock held immediately prior to the Effective Time.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note to this Current Report on Form 8-K is incorporated by reference in its entirety.

At the Effective Time, pursuant to the terms of the Merger Agreement, Baylake merged with and into Nicolet, with Nicolet surviving the Merger.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note to this Current Report on Form 8-K is incorporated by reference in its entirety.

At the Effective Time, each of Baylake’s directors and executive officers ceased serving in such capacities.

Item 9.01               Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger by and between Nicolet and Baylake dated September 8, 2015 (incorporated by reference to the Current Report on Form 8-K filed by Baylake on September 10, 2015).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2016	NICOLET BANKSHARES, INC. (as successor to Baylake Corp.)

	By:	/s/ Ann K. Lawson
Name: Ann K. Lawson
Title: Chief Financial Officer